As filed with the Securities and Exchange Commission on April 20, 2010
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THERMO FISHER SCIENTIFIC INC.
(Exact name of registrant as specified in its charter)

Delaware	04-2209186
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

81 Wyman Street
Waltham, Massachusetts 02451
(781) 622-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary
Thermo Fisher Scientific Inc.
81 Wyman Street

Waltham, Massachusetts 02451
(781) 622-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Hal J. Leibowitz
Erika L. Robinson
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
(617) 526-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered(1)	Registered(1)	Price Per Unit(1)	Offering Price(1)	Fee(1)
Debt Securities
Common Stock, par value $1.00 per share(2)
Preferred Stock
Depositary Shares(3)
Purchase Contracts
Purchase Units
Warrants

(1)	An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or that are represented by depositary shares. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

(2)	Each share of Common Stock includes one Preferred Stock Purchase Right, which represents the right to purchase 1/100,000th of a share of Series B Junior Participating Preferred Stock, par value $100 per share. The value attributable to the Series B Junior Participating Right, if any, will be reflected in the offering price of the Common Stock.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

PROSPECTUS

Thermo Fisher Scientific Inc.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Purchase Units
Warrants

We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock trades on The New York Stock Exchange under the symbol TMO.

Investing in these securities involves certain risks. See “Risk Factors” included in or incorporated by reference into any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 20, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we”, “our” and “us” refer, collectively, to Thermo Fisher Scientific Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.thermofisher.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-08002) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2010 Annual Meeting of Stockholders;

•	Current Reports on Form 8-K filed February 25, 2010 and March 10, 2010; and

•	The description of our common stock and rights plan contained in our Registration Statement on Form 8-A filed on September 16, 2005 and Form 8-A/A filed on May 12, 2006 filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Thermo Fisher Scientific Inc.
81 Wyman Street
Waltham, Massachusetts 02451
Attn: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward — looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so even if our estimates change, and you should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

A number of important factors could cause our results to differ materially from those indicated by such forward-looking statements, including those detailed in the section of any prospectus supplement entitled “Risk Factors.”

THERMO FISHER SCIENTIFIC INC.

In November 2006, Thermo Electron Corporation merged with Fisher Scientific International Inc. (also referred to in this document as “Fisher”) to create Thermo Fisher. Thermo Fisher has approximately 35,400 employees and serves more than 350,000 customers within pharmaceutical and biotech companies, hospitals and clinical diagnostic labs, universities, research institutions and government agencies, as well as environmental, industrial quality and process control settings.

We serve our customers through two principal brands, Thermo Scientific and Fisher Scientific:

•	Thermo Scientific is our technology brand, offering customers a complete range of high-end analytical instruments as well as laboratory equipment, software, services, consumables and reagents to enable integrated laboratory workflow solutions. Our portfolio of products includes innovative technologies for mass spectrometry, elemental analysis, molecular spectroscopy, sample preparation, informatics, fine- and high-purity chemistry production, cell culture, protein analysis, RNA-interference techniques, immunodiagnostic testing, microbiology, as well as environmental monitoring and process control.

•	Our Fisher Scientific brand offers choice and convenience, providing a complete portfolio of laboratory equipment, chemicals, supplies and services used in healthcare, scientific research, safety and education markets. These products are offered through an extensive network of direct sales professionals, industry-specific catalogs, e-commerce capabilities and supply-chain management services. We also offer a range of biopharma services for clinical trials management, biospecimen storage and analytical testing.

In addition to the two principal brands, we offer a number of specialty brands that cover a range of consumable products primarily for the life and laboratory sciences industry.

We are continuously advancing the capabilities of our technologies, software and services and leveraging our 9,800 sales and service personnel around the world to address our customers’ emerging needs. Our goal is to make our customers more productive and to allow them to solve their analytical challenges, from complex research and discovery to routine testing.

Thermo Fisher is a Delaware corporation and was incorporated in 1956. The company completed its initial public offering in 1967 and was listed on the New York Stock Exchange in 1980. The company’s principal executive offices are located at 81 Wyman Street, Waltham, Massachusetts 02451, and the telephone number is (781) 622-1000.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on February 26, 2010, which is incorporated by reference in this prospectus.

	Fiscal Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2009	2008	2007	2006	2005

Ratios of earnings to fixed charges	7.0x	7.0x	5.5x	3.9x	7.8x

For purposes of determining the ratios above, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense, amortization of debt expenses and an appropriate interest factor on operating leases.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in short-term, liquid investments until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Thermo Fisher Scientific Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture between us and The Bank of New York Mellon Trust Company, N.A., which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “— Certain Terms of the Subordinated Debt Securities — Subordination.”

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, the terms on which they are subordinated;

•	any limit upon the aggregate principal amount of the debt securities;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	any trustees, authenticating agents or paying agents, if different from those set forth in this prospectus;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of that extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund or other analogous fund;

•	the form of the debt securities;

•	if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities will be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, the debt securities will be payable;

•	if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose;

•	the terms of any repurchase or remarketing rights;

•	whether the debt securities will be issued in global form, the terms upon which the debt securities will be exchanged for definitive form, the depositary for the debt securities and the form of legend;

•	any conversion or exchange features of the debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

•	any restrictive covenants or events of default in addition to or in lieu of those set forth in this prospectus;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities;

•	whether and upon what terms the debt securities may be defeased if different from the provisions set forth in this prospectus;

•	with regard to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee; and

•	any all additional, eliminated or changed terms that will apply to the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indentures.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (called original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Certain Covenants

Limitations on Liens.  We will not, and will not permit any of our subsidiaries to, create, incur, assume or otherwise cause to become effective any Lien (other than permitted Liens) on any Principal Property or upon shares of stock of any Principal Subsidiary (whether such Principal Property or shares are now existing or owned or hereafter created or acquired), to secure any indebtedness of ours, any of our subsidiaries or any indebtedness of any other Person, unless we or such subsidiary also secures all payments due under the senior debt securities and all senior debt securities of any series having the benefit of this covenant (together with, if we shall so determine, any other indebtedness of ours or any subsidiary of ours then existing or thereafter created ranking equally with the senior debt securities), on an equal and ratable basis with such other indebtedness so secured (or, in the case of indebtedness subordinated to the senior debt securities, prior or senior thereto, with the same relative priority as the senior debt securities issued pursuant to the senior indenture will have with respect to such subordinated indebtedness) for so long as such other indebtedness shall be so secured. The senior indenture contains the following exceptions to the foregoing prohibition:

(a) Liens existing on the date when we first issue the senior debt securities pursuant to the senior indenture;

(b) Liens on property owned or leased by a Person existing at the time such Person is merged with or into or consolidated with us or any subsidiary of ours or we or one or more of our subsidiaries acquires directly or indirectly all or substantially all of the stock or assets of such Person; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by us or such subsidiary;

(c) Liens on property existing at the time of acquisition thereof by us or any subsidiary of ours, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by us or such subsidiary;

(d) Liens to secure indebtedness incurred prior to, at the time of or within 18 months after the later of the acquisition of any property and the completion of the construction, alteration, repair or improvement of any property, as the case may be, for the purpose of financing all or a part of the purchase price thereof or cost of the construction, alteration, repair or improvement thereof and Liens to the extent they secure indebtedness in excess of such purchase price or cost and for the payment of which recourse may be had only against such property; (e) Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

(f) any Lien securing indebtedness of a subsidiary owing to us or to one or more of our subsidiaries;

(g) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103 of the Internal Revenue Code;

(h) Liens created, incurred or assumed in connection with an industrial revenue bond, pollution control bond or similar financing between us or any subsidiary of ours and any federal, state or municipal government or other government body or quasi-governmental agency;

(i) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (h) above, inclusive, so long as (1) the principal amount of the indebtedness secured thereby does not exceed the principal amount of indebtedness so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and (2) the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on the property); and

(j) any Lien on a Principal Property or the shares of stock of a Principal Subsidiary that would not otherwise be permitted by clauses (a) through (i) above, inclusive, securing indebtedness which, together with:

•	the aggregate outstanding principal amount of all other indebtedness of us and our subsidiaries secured by Liens on a Principal Property or the shares of stock of a Principal Subsidiary that is permitted solely pursuant to this clause (j), and

•	the aggregate Value of existing Sale and Leaseback Transactions that are permitted solely pursuant to clause (c) of “Limitation on Sale and Leaseback Transactions” and are still in existence,

does not exceed 10% of our Consolidated Net Assets.

In order to constitute a “Principal Property” under the senior indenture, a property must have a book value in excess of 3% of our most recently calculated Consolidated Net Assets. Based on our Consolidated Net Assets as of December 31, 2009, a property would only constitute a Principal Property if it had a book value in excess of approximately $417 million. As of the date of this prospectus, neither we nor any of our subsidiaries owns any Principal Property as defined. See “— Definition of Certain Terms.”

Limitation on Sale and Leaseback Transactions.  We will not, and will not permit any of our subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(a) we or such subsidiary could incur indebtedness, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, secured by a Lien on the Principal Property to be leased (without equally and ratably securing debt securities of any series having the benefit of this covenant) pursuant to clauses (a) through (i) under “— Limitations on Liens” above;

(b) we apply, during the six months following the effective date of the Sale and Leaseback Transaction, an amount equal to the Value of the Sale and Leaseback Transaction to either (or a combination of) the voluntary retirement of Funded Debt or to the acquisition of property; or

(c) the aggregate Value of such Sale and Leaseback Transaction plus the Value of all other Sale and Leaseback Transactions of Principal Properties entered into after the date of the issuance of the senior debt securities permitted solely by this clause (c) and still in existence, plus the aggregate amount of all indebtedness secured by Liens permitted solely by clause (j) of “Limitation on Liens” does not exceed 10% of our Consolidated Net Assets.

Certain Other Covenants.  The senior indenture will contain certain other covenants regarding, among other matters, corporate existence and reports to holders of senior debt securities. Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the senior indenture do not afford holders of senior debt securities issued thereunder protection in the event of a sudden or significant decline in our credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us or any of our affiliates that may adversely affect such holders.

Consolidation, Merger and Sale of Assets.  Unless we indicate otherwise in a prospectus supplement, we will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries property and assets taken as a whole (in one transaction or a series of related transactions) to any Person, or permit any Person to merge with or into us, unless:

•	we shall be the continuing Person, or the Person (if other than us) formed by such consolidation or into which we are merged or that acquired or leased such property and assets (the “Surviving Person”), shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof, or, subject to certain conditions (including an obligation to pay additional amounts in respect of withholding taxes), a jurisdiction outside the United States, and shall expressly assume, by a supplemental indenture, executed and delivered to the senior trustee, all of our obligations under the senior indenture and the senior debt securities;

•	immediately after giving effect to such transaction, no default or event of default (each as defined in the senior indenture) shall have occurred and be continuing; and

•	we deliver to the senior trustee an officer’s certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

The Surviving Person will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released of all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change of Control.  Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).

Definition of Certain Terms.  The following are the meanings of terms that are important in understanding the covenants described above.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with U.S. GAAP as in effect on the date of the senior indenture.

“Consolidated Net Assets” means the consolidated total assets of us and our subsidiaries as reflected in the Company’s most recent balance sheet prepared in accordance with U.S. GAAP as in effect at the time of such determination, less (a) all current liabilities (excluding any notes and loans payable, current maturities of long-term debt, the current portion of deferred revenue and obligations under capital leases) and (b) acquisition- related intangible assets in accordance with U.S. GAAP in effect at the time of such determination. Consolidated Net Assets includes goodwill of us and our subsidiaries.

“Funded Debt” means, as of any date of determination, our indebtedness or the indebtedness of a subsidiary maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under U.S. GAAP as in effect on the date of the senior indenture, and in each case ranking at least pari passu with the senior debt securities.

“indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

1) in respect of borrowed money;

2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); and

3) in respect of Capital Lease Obligations.

In addition, the term “indebtedness” includes (x) all indebtedness (as defined above) of others secured by a Lien on any asset of the specified Person (whether or not such indebtedness is assumed by the specified Person), provided that the amount of such indebtedness will be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness, and (y) to the extent not otherwise included, the guarantee by the specified Person of any indebtedness (as defined above) of any other Person.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Original Issue Discount Security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity thereof pursuant to the senior indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, association, trust, unincorporated organization or government or any agency or political subdivision of a government or governmental agency.

“Principal Property” means any single parcel of real property or any permanent improvement thereon (i) owned by us or any of our subsidiaries located in the United States, including our principal corporate office, any manufacturing facility or plant or any portion thereof and (ii) having a book value, as of the date of determination, in excess of 3% of our most recently calculated Consolidated Net Assets. Principal Property does not include any property that our board of directors has determined not to be of material importance to the business conducted by our subsidiaries and us, taken as a whole. As of the date of this offering memorandum, none of our current properties or those of our subsidiaries constitutes a Principal Property.

“Principal Subsidiary” means any direct or indirect subsidiary of ours that owns a Principal Property.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by Thermo Fisher or any subsidiary of any Principal Property which has been or is to be sold or transferred by Thermo Fisher or such subsidiary to such Person, excluding (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between Thermo Fisher and a subsidiary or between subsidiaries of Thermo Fisher, (3) leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

“U.S. GAAP” means generally accepted accounting principles set forth in the FASB Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the net present value of the lease payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights) with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the debt securities of all series (including the yield to maturity on any Original Issue Discount Securities) which are outstanding on the effective date of such Sale and Leaseback Transaction.

Events of Default

The senior indenture defines an Event of Default with respect to any series of senior debt securities issued pursuant to the senior indenture. Events of Default on the senior debt securities are any of the following:

•	Default in the payment of the principal or any premium on senior debt securities when due (whether at maturity, upon acceleration, redemption or otherwise);

•	Default for 30 days in the payment of interest on senior debt securities when due;

•	Failure by us to observe or perform any other term of the senior indenture for a period of 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the senior trustee or holders of 25% of the principal amount of the senior debt securities of the affected series;

•	(1) Failure by us to pay indebtedness for money we borrowed or guaranteed the payment of in an aggregate principal amount of at least $100 million at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days or (2) acceleration of the maturity of any indebtedness for money we borrowed or guaranteed the payment of in an aggregate principal amount of at least $100 million, if such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days; provided, however, that, if the default under the instrument is cured by us, or waived by the holders of the indebtedness, in each case as permitted by the governing instrument, then the Event of Default under the senior indenture governing the senior debt securities caused by such default will be deemed likewise to be cured or waived;

•	Certain events in bankruptcy, insolvency or reorganization with respect to us; and

•	Any other Event of Default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

An Event of Default under one series of senior debt securities issued pursuant to the senior indenture does not necessarily constitute an Event of Default under any other series of senior debt securities. The senior indenture provides that the senior trustee may withhold notice to the holders of any series of senior debt securities issued thereunder of any default if the trustee’s board of directors, executive committee, or a trust committee of directors or trustees and/or certain officers of the trustee in good faith determine it in the interest of such holders to do so.

Remedies If an Event of Default Occurs.  The senior indenture provides that if an Event of Default has occurred with respect to a series of senior debt securities and has not been cured, the senior trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series may declare the entire principal amount of all the senior debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to us, the principal amount of all the senior debt securities will be automatically accelerated, without any action by the senior trustee or any holder. The holders of a majority in aggregate principal amount of the senior debt securities of the affected series may by written notice to us and the senior trustee may, on behalf of the holders of the senior debt securities of the affected series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the senior indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, such senior debt securities.

Except as may otherwise be provided in the senior indenture in cases of default, where the senior trustee has some special duties, the senior trustee is not required to take any action under the senior indenture at the request of any holders unless the holders offer the senior trustee protection from expenses and liability (called an “indemnity”). If indemnity satisfactory to the senior trustee is provided, the holders of a majority in principal amount of the outstanding senior debt securities of the affected series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the senior trustee. Subject to certain exceptions contained in the senior indenture, these majority holders may also direct the senior trustee in performing any other action under the senior indenture.

Before you bypass the senior trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the senior debt securities, the following must occur:

•	You must give the senior trustee written notice that an Event of Default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding senior debt securities of the affected series must make a written request that the senior trustee take action because of the Event of Default, and must offer reasonable indemnity to the senior trustee against the cost and other liabilities of taking that action.

•	The senior trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and during such 60-day period, the senior trustee has not received a contrary instruction from holders of a majority in principal amount of all outstanding senior debt securities.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior debt securities on or after the due date of that payment.

We will furnish to the senior trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the senior indenture and the senior debt securities, or else specifying any default.

Satisfaction and Discharge

The senior indenture will cease to be of further effect and the senior trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the senior indenture upon compliance with certain conditions, including:

•	Our having paid all sums payable by us under the senior indenture, as and when the same shall be due and payable;

•	Our having delivered to the senior trustee for cancellation all senior debt securities theretofore authenticated under the senior indenture;

•	All senior debt securities of any series outstanding under the senior indenture not theretofore delivered to the senior trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year and we shall have deposited with the senior trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such senior debt securities of any series outstanding under the senior indenture; or

•	Our having delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back your senior debt securities and gave you your share of the cash and senior debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the senior debt securities you give back to us. Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.

Defeasance

Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Full Defeasance.  We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “full defeasance”) if the following conditions are met:

•	We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•	There is a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

However, even if we make the deposit in trust and opinion delivery arrangements discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance.  Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants on the debt securities of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver

There are three types of changes we can make to the senior indenture and the senior debt securities.

Changes Requiring Approval of the Holder.  First, there are changes that cannot be made to the senior debt securities without specific approval of the holder. The following is a list of those types of changes:

•	change the stated maturity of the principal or interest on any senior debt securities of such series;

•	reduce any amounts due on any senior debt securities of such series;

•	reduce the amount of principal payable upon acceleration of the maturity of the senior debt securities following an Event of Default;

•	change the place or currency of payment for the senior debt securities;

•	impair the holder’s right to sue for the enforcement of any payment on or with respect to the senior debt securities;

•	reduce the percentage in principal amount of the senior debt securities, the approval of whose holders is needed to modify or amend the senior indenture or the senior debt securities;

•	reduce the percentage in principal amount of the senior debt securities, the approval of whose holders is needed to waive compliance with certain provisions of the senior indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the senior indenture, except to increase the percentage required for any modification or to provide that other provisions of the senior indenture may not be modified or waived without consent of the holder of each security of such series affected by the modification.

Changes Not Requiring Approval.  The second type of change does not require any vote by holders of the senior debt securities. This type is limited to the following types of changes:

•	cure any ambiguity, defect or inconsistency;

•	comply with covenants in the senior indenture regarding mergers and sales of assets;

•	evidence and provide for a successor senior trustee and add to or change the provisions of the senior indenture to provide for or facilitate the administration of the trusts under the senior indenture; or

•	comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

Nor do we need any approval to make changes that affect only senior debt securities to be issued under the senior indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect the senior debt securities, even if they affect other senior debt securities issued under the senior indenture. In those cases, we need only obtain any required approvals from the holders of the affected senior debt securities.

Changes Requiring a Majority Vote.  Any other change to the senior indenture and the senior debt securities would require the following approval:

•	If the change affects only senior debt securities of one series, it must be approved by the holders of a majority in principal amount of the senior debt securities of that series.

•	If the change affects the senior debt securities as well as the senior debt securities of one or more other series issued under the senior indenture, it must be approved by the holders of a majority in principal amount of the senior debt securities and each other series of senior debt securities affected by the change.

•	In each case, the required approval must be given by written consent.

The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or a waiver with respect to any other aspect of the senior indenture and the senior debt securities listed in the first category described previously under “Changes Requiring Approval of the Holder” unless we obtain your individual consent to the waiver.

Further Details Concerning Voting

The senior debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. The senior debt securities will also not be eligible to vote if they have been fully defeased as described above under “Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding senior debt securities that are entitled to vote or take other action under the senior indenture. In certain limited circumstances, the senior trustee will be entitled to set a record date for action by holders. If we or the senior trustee set a record date for a vote or other action to be taken by holders of senior debt securities, that vote or action may be taken only by persons who are holders of outstanding senior debt securities on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the senior trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

No Personal Liability of Incorporators, Stockholders, Officers, Directors

The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Senior Trustee

Bank of New York Mellon Trust Company, N.A., as senior trustee under the senior indenture, has been appointed by us as paying agent, registrar and custodian with regard to the senior debt securities. The senior trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

The senior indenture provides that, prior to the occurrence of an Event of Default with respect to the senior debt securities of a series and after the curing or waiving of all such Events of Default with respect to that series, the senior trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and has not been cured or waived, the senior trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the senior trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The senior trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the senior trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for one year after the date upon which the principal of, premium, if any, or interest on such debt securities shall have become due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the senior trustee and paying agents will have no liability therefor.

Governing Law

The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities, except the subordinated indenture and subordinated debt securities will not include a limitation on liens or a limitation on sale and leaseback transactions.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination.  The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities, except under limited circumstances set forth in the subordinated indenture. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our third amended and restated certificate of incorporation (the “certificate of incorporation”), our bylaws and applicable provisions of Delaware corporate law. This summary is not complete. You should read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our capital stock consists of 1.2 billion shares of common stock and 50,000 shares of preferred stock. 40,000 shares of preferred stock are designated as Series B Junior Participating Preferred stock. As of December 31, 2009, no shares of preferred stock were outstanding.

Common Stock

General

Annual Meeting.  Annual meetings of our stockholders are held on the date designated in accordance with our bylaws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders, unless or except to the extent that the presence of a larger number may be required by our certificate of incorporation or the Delaware General Corporation Law. Special meetings of the stockholders may only be called by the board of directors, the chairman of the board of directors or the chief executive officer. Except as may be otherwise provided by applicable law, our certificate of incorporation or our bylaws, all matters shall be decided by a majority of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present. Except as may be otherwise provided by our certificate of incorporation, a nominee shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against, provided that if, on the tenth business day before we mail our notice of meeting to the stockholders, the number of nominees exceeds the number of directors to be elected, the election shall be decided by a plurality.

Voting Rights.  Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

Dividends.  The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends when and if declared by the board of directors out of legally available funds.

Liquidation and Dissolution.  If we are liquidated or dissolved, the holders of the common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of any preferred stock will receive a preferential share of our assets before the holders of the common stock receive any assets.

Other Rights.  Holders of the common stock have no right to:

•	convert the stock into any other security;

•	have the stock redeemed; or

•	purchase additional stock or to maintain their proportionate ownership interest.

The common stock does not have cumulative voting rights. Holders of shares of the common stock are not required to make additional capital contributions.

Directors’ Liability

Our certificate of incorporation provides that a member of the board of directors will not be personally liable to us or our stockholders for monetary damages for breaches of their legal duties to us or our stockholders as a director, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Our certificate of incorporation also allows us to indemnify directors and officers to the fullest extent authorized by Delaware law.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is transfer agent and registrar for the common stock.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Board of Directors.  Our bylaws provide for a board of directors divided as nearly equally as possible into three classes. Each class is elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election.

Removal of Directors by Stockholders.  Delaware law provides that members of our board of directors may only be removed for cause by a vote of the holders of a majority of the outstanding shares entitled to vote on the election of the directors.

Stockholder Nomination of Directors.  Our bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director not less than 60 days and not more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (x) the 90th day prior to the date of such meeting or (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us.

Delaware Business Combination Statute.  Section 203 of the Delaware General Corporation Law, which we refer to as the DGCL, is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

•	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•	prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•	the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Preferred Stock

General

Under our charter, we have authority to issue 50,000 shares of preferred stock, $100 par value per share. 40,000 shares of preferred stock are designated as Series B Junior Participating Preferred stock, $100 par value per share. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete.

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue our preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of its affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless we have paid in full, or set apart for payment, such accumulated but unpaid dividends on the preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive, out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•	if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•	if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date upon which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights

Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Shareholder Rights Plan

Our rights plan entitles the registered holder to a “right” to purchase from us a unit consisting of one one-hundred-thousandth of a share of Series B Junior Participating Preferred Stock, par value $100 per share, at a purchase price of $200 in cash per unit, subject to adjustment. The description and terms of the rights are set forth in an amended rights agreement dated as of September 15, 2005 between us and American Stock Transfer & Trust Company, as rights agent. The summary of the agreement below is not complete, and you should read the agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Under the agreement, if (i) there is a public announcement that any person or group of affiliated or associated persons has become a beneficial owner of 15% or more of the outstanding shares of our common stock, (ii) any person commences a tender or exchange offer, the consummation of which would result in such person becoming the beneficial owner of 15% or more of the outstanding shares of our common stock, in either (i) or (ii) other than pursuant to an offer for all outstanding shares of common stock that at least 75% of the board of directors determines to be fair to, and in the best interests of, stockholders, or (iii) thereafter (x) we are involved in a merger or other business combination in which we are not the surviving corporation or our common stock is changed or exchanged, or (y) 50% or more of our assets or earning power is sold, each right (except rights which have been voided) entitles its holder to receive, upon exercise, our common stock (or, in the case of a merger or other business combination, stock of the acquiring company) having a value equal to the exercise price of the right divided by one-half of the current market price of the common stock.

Upon purchase, each share of preferred stock will be entitled to a minimum preferential quarterly dividend payment of $100 per share and will be entitled to an aggregate dividend of 100,000 times the dividend declared per share of common stock. In the event of liquidation, the holders of the preferred stock will be entitled to a minimum preferential liquidating payment of $100 per share and will be entitled to an aggregate payment of 100,000 times the payment made per share of common stock. Each share of preferred stock will have 100,000 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which common stock is changed or exchanged, each share of preferred stock will be entitled to receive 100,000 times the amount received per share of common stock. These rights are protected by customary anti-dilution provisions.

Because of the nature of the preferred stock’s dividend, liquidation and voting rights, the value of one one-hundred- thousandth of a share of preferred stock purchasable upon exercise of each right should approximate the value of one share of common stock.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of rights being acquired.

The rights, however, should not affect any prospective offeror willing to make a permitted offer. The rights should not interfere with any merger or other business combination approved by our board of directors since the board of directors may, at its option, redeem all but not less than all of the then outstanding rights for a nominal redemption price ($0.01 per right).

The rights agreement contains a so-called “TIDE” provision, which requires that a stockholder rights plan committee of our board of directors shall review (not less than once every three years) whether maintaining the rights agreement continues to be in the best interest of the stockholders.

The rights will expire at the close of business on September 29, 2015, unless earlier redeemed or exchanged by us.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in:

•	debt securities,

•	debt obligations of third parties, including U.S. treasury securities, or

•	any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

Any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase agreements or purchase units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

THERMO FISHER SCIENTIFIC INC.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Purchase Units
Warrants

PROSPECTUS

April 20, 2010

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.*

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC registration fee	$(1)
Printing and engraving	(2)
Accounting services	(2)
Legal fees of registrant’s counsel	(2)
Trustee’s fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total	$(2)

(1)	Deferred in reliance upon Rules 456(b) and 457(r).

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law (“DGCL”) and the registrant’s Third Amended and Restated Certificate of Incorporation (“Charter”) and the registrant’s Bylaws.

The registrant’s Charter and Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the registrant is indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such proceeding.

Under Section 145 of the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorney’s fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation. The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses, judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful.

The registrant is governed by the provisions of the DGCL permitting the registrant to purchase director’s and officer’s insurance to protect itself and any director, officer, employee or agent of the registrant. The registrant has an insurance policy which insures the directors and officers of the registrant and its subsidiaries against certain liabilities which might be incurred in connection with the performance of their duties. The registrant also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

Item 16.	Exhibits.

Exhibit
No.		Description

1	*	Form of Underwriting Agreement
2.1		Agreement and Plan of Merger by and among Thermo Electron Corporation, Trumpet Merger Corporation and Fisher Scientific International Inc., dated as of May 7, 2006 (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 11, 2006 [File No. 1-8002] and incorporated in this document by reference)
3.1		Third Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 2, 2006 [File No. 1-8002] and incorporated in this document by reference)
3.2		Amendment to the Registrant’s Third Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 14, 2006 [File No. 1-8002] and incorporated in this document by reference)
3.3		Bylaws of the Registrant, as amended and effective as of May 15, 2008 (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2008 filed with the SEC on July 31, 2008 [File No. 1-8002] and incorporated in this document by reference)
4.1		Senior Indenture dated as of November 20, 2009 between the Registrant and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 20, 2009 [File No. 1-8002] and incorporated in this document by reference)
4.2		Form of Subordinated Indenture
4	.3*	Form of Senior Note
4	.4*	Form of Subordinated Note
4	.5*	Form of Depositary Agreement
4	.6*	Form of Warrant Agreement
4	.7*	Form of Purchase Contract Agreement
4	.8*	Form of Unit Agreement
4.9		Rights Agreement, dated as of September 15, 2005, by and between the Registrant and American Stock Transfer & Trust Company, as rights agent (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 16, 2005 [File No. 1-8002] and incorporated in this document by reference)
4.10		Amendment to Rights Agreement, dated as of May 7, 2006, by and between the Registrant and American Stock & Transfer Company, as rights agent (filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form 8-A/A filed with the SEC on May 12, 2006 [File No. 1-8002] and incorporated in this document by reference)
5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
12		Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on March 3, 2010 [File No. 333-165173] and incorporated in this document by reference)
23.1		Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant
23.2		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1		Powers of Attorney (included in the signature pages to the Registration Statement)
25.1		The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture
25	.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

*	To be filed by amendment or by a Current Report on Form 8-K.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on April 20, 2010.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth Hoogasian
Name:     Seth Hoogasian

Title:	Senior Vice President, General Counsel and Secretary

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Thermo Fisher Scientific Inc., hereby severally constitute and appoint Peter M. Wilver, Anthony H. Smith and Seth H. Hoogasian, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Thermo Fisher Scientific Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc N. Casper Marc N. Casper	President and Chief Executive Officer and Director (Principal Executive Officer)	April 20, 2010

/s/ Peter M. Wilver Peter M. Wilver	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 20, 2010

/s/ Peter E. Hornstra Peter E. Hornstra	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 20, 2010

/s/ Jim P. Manzi Jim P. Manzi	Chairman of the Board and Director	April 20, 2010

/s/ Michael A. Bell Michael A. Bell	Director	April 20, 2010

/s/ Tyler Jacks Tyler Jacks	Director	April 20, 2010

Signature	Title	Date

/s/ Stephen P. Kaufman Stephen P. Kaufman	Director	April 20, 2010

/s/ Judy C. Lewent Judy C. Lewent	Director	April 20, 2010

/s/ Thomas J. Lynch Thomas J. Lynch	Director	April 20, 2010

/s/ Peter J. Manning Peter J. Manning	Director	April 20, 2010

/s/ William G. Parrett William G. Parrett	Director	April 20, 2010

Michael E. Porter	Director	April 20, 2010

/s/ Scott M. Sperling Scott M. Sperling	Director	April 20, 2010

/s/ Elaine S. Ullian Elaine S. Ullian	Director	April 20, 2010

EXHIBIT INDEX

Exhibit
No.		Description

1	*	Form of Underwriting Agreement
2.1		Agreement and Plan of Merger by and among Thermo Electron Corporation, Trumpet Merger Corporation and Fisher Scientific International Inc., dated as of May 7, 2006 (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 11, 2006 [File No. 1-8002] and incorporated in this document by reference)
3.1		Third Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 2, 2006 [File No. 1-8002] and incorporated in this document by reference)
3.2		Amendment to the Registrant’s Third Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 14, 2006 [File No. 1-8002] and incorporated in this document by reference)
3.3		Bylaws of the Registrant, as amended and effective as of May 15, 2008 (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2008 filed with the SEC on July 31, 2008 [File No. 1-8002] and incorporated in this document by reference)
4.1		Senior Indenture dated as of November 20, 2009 between the Registrant and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 20, 2009 [File No. 1-8002] and incorporated in this document by reference)
4.2		Form of Subordinated Indenture
4	.3*	Form of Senior Note
4	.4*	Form of Subordinated Note
4	.5*	Form of Depositary Agreement
4	.6*	Form of Warrant Agreement
4	.7*	Form of Purchase Contract Agreement
4	.8*	Form of Unit Agreement
4.9		Rights Agreement, dated as of September 15, 2005, by and between the Registrant and American Stock Transfer & Trust Company, as rights agent (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 16, 2005 [File No. 1-8002] and incorporated in this document by reference)
4.10		Amendment to Rights Agreement, dated as of May 7, 2006, by and between the Registrant and American Stock & Transfer Company, as rights agent (filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form 8-A/A filed with the SEC on May 12, 2006 [File No. 1-8002] and incorporated in this document by reference)
5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
12		Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on March 3, 2010 [File No. 333-165173] and incorporated in this document by reference)
23.1		Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant
23.2		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1		Powers of Attorney (included in the signature pages to the Registration Statement)
25.1		The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture
25	.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

*	To be filed by amendment or by a Current Report on Form 8-K.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.